UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 Chase Oaks Blvd., Suite 100, Plano, TX 75023

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Ribbon Communications Inc. (the “Company”) held its annual meeting of stockholders on August 3, 2023 (the “Annual Meeting”). At the Annual Meeting, as described below under Item 5.07, the stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation to eliminate or limit the personal liability of certain Company officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by Delaware General Corporation Law (the “Amendment”). The Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the Secretary of State of Delaware on August 3, 2023 (the “Certificate of Amendment”). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on August 3, 2023, the Company’s stockholders considered and voted upon the matters listed below. A total of 159,012,900 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 93.4% of the Company’s outstanding common stock as of the June 9, 2023 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the SEC on June 20, 2023 (the “Proxy Statement”).

Item 1 – Election of eight directors for a term of office expiring on the date of the annual meeting of stockholders in 2024 and until their respective successors have been duly elected and qualified.

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
R. Stewart Ewing, Jr.	140,464,671	1,153,757	733,801	16,660,671
Bruns H. Grayson	134,193,708	7,599,720	558,801	16,660,671
Beatriz V. Infante	139,717,731	2,077,574	556,924	16,660,671
Scott Mair	140,976,804	642,825	732,600	16,660,671
Bruce W. McClelland	140,170,609	1,628,672	552,948	16,660,671
Shaul Shani	136,452,555	5,340,876	558,798	16,660,671
Richard W. Smith	136,447,304	5,334,200	570,725	16,660,671
Tanya Tamone	140,251,978	1,363,382	736,869	16,660,671

All of the nominees named above were elected, having received more votes cast “for” their election than “against” their election.

Item 2 – Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Votes For	157,381,739
Votes Against	474,844
Abstentions	1,156,317

Based on the foregoing vote, Item 2 was approved.

Item 3 – The non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narratives contained in the Proxy Statement.

Votes For	139,868,200
Votes Against	1,809,824
Abstentions	674,205
Broker Non-Votes	16,660,671

Based on the foregoing vote, Item 3 was approved.

The Compensation Committee and the Board of Directors of the Company will consider the outcome of the advisory vote when making future compensation decisions relating to the compensation paid to the Company’s named executive officers.

Item 4 – The non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

1 Year	136,904,533
2 Years	32,264
3 Years	3,992,121
Abstentions	1,420,311

Based on the foregoing, the Company will hold future stockholder non-binding, advisory votes on the compensation of the Company’s named executive officers every year until the next required stockholder advisory vote on the frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. The next required advisory vote on the frequency of stockholder non-binding advisory votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2029 Annual Meeting of Stockholders.

Item 5 – Approval of an amendment to the Company's Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Votes For	125,130,524
Votes Against	16,442,104
Abstentions	779,601
Broker Non-Votes	16,660,671

Based on the foregoing vote, Item 5 was approved.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, dated August 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2023	Ribbon Communications Inc.

	By:	/s/ Patrick Macken
		Name:	Patrick W. Macken
		Title:	Executive Vice President, Chief Legal Officer and Secretary